Exhibit 10.4

FIRST AMENDMENT TO SECOND AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “First Amendment”) is made as of this 17th day of May, 2007 by and among

BANK OF AMERICA, N.A. (the “Lender”), a national banking association and successor by merger to Fleet Retail Finance, Inc., with offices at 40 Broad Street, Boston, Massachusetts 02109,

and

BAKERS FOOTWEAR GROUP, INC., f/k/a Weiss and Neuman Shoe Co. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

RECITALS:

A.       Reference is made to that certain Second Amended and Restated Loan and Security Agreement (as amended to date, the “Loan Agreement”) dated as of August 31, 2006 between the Borrower and the Lender.

B.            The Borrower has requested that the Lender agree to amend the Loan Agreement in certain respects and the Lender has agreed to do so on the terms and conditions set forth herein.

Accordingly, the Borrower and the Lender agree as follows:

1.            Definitions. Terms defined in the Recitals shall be incorporated herein as therein defined. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2.            Consent. Subject to satisfaction of the conditions to effectiveness set forth in Section 6 below, the Lender hereby agrees that solely for the period from the date hereof through and including June 15, 2007, the Borrower shall be required to maintain Availability at all times of not less than $250,000.00. On and after June 16th, 2007, the Borrower shall be required to comply with Exhibit 5.11(a) as in effect prior to this Agreement.

3.	Amendments To Loan Agreement.

3.1          The definition “Increased Reporting Event” shall be deleted in its entirety from Section 1 of the Loan Agreement and the following shall be substituted thereof:

“Increased Reporting Event”. Availability at any time is less than the greater of (i) $10,000,000.00 and (ii) fifty percent (50%) of the then current Borrowing Base. For purposes hereof, the occurrence of an Increased Reporting Event shall be deemed continuing notwithstanding that Availability may thereafter exceed the amounts set forth in the preceding sentence unless and until Availability exceeds such amount for sixty (60) consecutive days, in which case an Increased Reporting Event shall no longer be deemed to be continuing for purposes hereof.”

3.2          Section 2.14(a) of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor:

“(a)         In the event that the Termination Date occurs for any reason prior to August 31, 2008, the Borrower shall pay to the Lender the “Revolving Credit Early Termination Fee” (so referred to herein) equal to 0.50% of the Revolving Credit Ceiling (based upon the highest amount of the Revolving Credit Ceiling during the six (6) month period immediately preceding the Termination Date as determined by Lender) and payable on the Termination Date.”

3.3          Section 5.9(f) of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

“In addition, in the event that Availability at any time is less than the greater of (i) $3,000,000.00 and (ii) fifteen percent (15%) of the then current Borrowing Base, the maximum amount of third party fees for which the Borrower shall be obligated to reimburse the Lender, cumulatively in any twelve (12) month period shall increase to $37,500 with respect to any audits performed in such twelve (12) month period and $67,500 with respect to any appraisals performed in such twelve (12) month period.”

4.            Additional Acknowledgments And Representations.   As an inducement for the Lender to execute this First Amendment, the Borrower hereby represents and warrants that as of the date hereof no Suspension Event has occurred and is continuing.

5.            Ratification Of Loan Documents; No Claims Against Lender.      Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard to the Liabilities of the Borrower to the Lender; nor is there any basis on which the terms and conditions of any of the Liabilities of the Borrower to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities. To the extent that the Borrower has (or ever had) any such claims against the Lender, it hereby affirmatively WAIVES and RELEASES same.

6.            Conditions To Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

6.1          This First Amendment shall have been duly executed and delivered by the respective parties hereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender;

6.2          All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this First Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;

6.3          The Borrower shall have paid to the Lender all fees and expenses then due and owing pursuant to the Loan Agreement including, without limitation, the amendment fee pursuant to that certain Amendment Fee Letter dated as of even date herewith; and

6.4          The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and Lender’s counsel may have reasonably requested, each in form and substance satisfactory to the Lender.

7.       Miscellaneous.

7.1          This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

7.2          This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

7.3          Any determination that any provision of this First Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this First Amendment.

7.4          The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, and delivery of this First Amendment.

7.5          THIS FIRST AMENDMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to be executed and their seals to be hereto affixed as of the date first above written.

BAKERS FOOTWEAR GROUP, INC.,

By	/s/ Lawrence L. Spanley, Jr.

Name	Lawrence L. Spanley, Jr.

Title	Executive Vice President, CFO

BANK OF AMERICA, N.A.

By:	/s/ David C. Storer

Name	David C. Storer

Title	Vice President

S/1